QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Mariner Bancorp
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials. N/A
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIRST MARINER BANCORP
1501 S. CLINTON STREET
BALTIMORE, MARYLAND 21224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	7:30 a.m. on Tuesday, June 1, 2010
PLACE	CLARENCE "DU" BURNS ARENA 1301 South Ellwood Avenue Baltimore, Maryland 21224
ITEMS OF BUSINESS	(1)	To elect four nominees for a term of three years and one nominee for a term of two years to serve on the Board of Directors and until their successors are duly elected and qualified;
	(2)	The approval of an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 75,000,000 to 100,000,000;
	(3)	The approval of an amendment to the Company's Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 5,000,000 shares of preferred stock, $.05 per share;
	(4)	The ratification of the appointment of Stegman & Company as the independent registered public accounting firm for the Company for the year ending December 31, 2010;
	(5)	Other matters that may properly come before the meeting or any adjournment thereof.
RECORD DATE	In order to vote, you must have been a stockholder at the close of business on April 26, 2010.
PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Most holders will be able to vote by phone or Internet by following the instructions on their proxy form. If you need help in voting your shares or if you have any questions regarding the proposals, please call our Chief Financial Officer, Paul B. Susie at (443) 573-4821. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement. A copy of the following proxy statement and the enclosed proxy card are also available on the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08777.

BY ORDER OF THE BOARD OF DIRECTORS

EUGENE A. FRIEDMAN Secretary

April 30, 2010

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be Held on June 1, 2010:

The attached Proxy Statement, the attached form of Proxy, and First Mariner Bancorp's Annual Report to
Stockholders (including its Annual Report on Form 10-K) are available at www.1stmarinerbancorp.com.
From the "Investor Relations" drop down menu on this webpage, click on the "Documents" tab.
Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

FIRST MARINER BANCORP
1501 South Clinton Street
Baltimore, Maryland 21224
(410) 342-2600

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, June 1, 2010 at 7:30 A.M.

SOLICITATION AND REVOCATION OF PROXIES

        The enclosed proxy is solicited by the Board of Directors of First Mariner Bancorp (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 1, 2010 at CLARENCE "DU" BURNS ARENA, 1301 South Ellwood Avenue, Baltimore, Maryland 21224. The proxy is revocable at any time prior to or at the Meeting by voting at the Meeting or by timely and properly delivering prior to the Meeting a duly executed later-dated proxy. In addition to solicitation by mail, proxies may be solicited by officers, directors and employees of the Company who will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to beneficial owners of the common stock of the Company registered in names of nominees. This proxy material is being sent to the Company's stockholders on or about April 30, 2010.

OUTSTANDING SHARES AND VOTING RIGHTS

        Stockholders of record at the close of business on April 26, 2010 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the close of business on the Record Date, there were outstanding and entitled to vote 17,676,759 shares of common stock, $.05 par value ("Common Stock"), each of which is entitled to one vote.

        The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of a majority of all shares voted at the Meeting is sufficient to carry motions presented with respect to Proposal One and Proposal Four described in this Proxy Statement. The withholding of a vote for a Director nominee will constitute a vote against that nominee. A broker non-vote with respect to the election of Directors will have no impact on the outcome of that vote. In voting on the amendments to the Company's Articles of Incorporation to increase the number of authorized shares and to authorize a class of blank check preferred stock, you may vote in favor of the proposals, vote against the proposals or abstain from voting. Approval of the amendments to increase the number of shares of authorized common stock and to authorize a class of blank check preferred stock require the affirmative vote of a majority of the votes eligible to be cast at the meeting. Abstentions and broker non-votes will have the effect of voting against these proposals to amend the Company's Articles of Incorporation. In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have no effect on the outcome of that vote. A withheld vote, an abstention and a broker non-vote will all be counted for purposes of determining whether a quorum is present for the transaction of business. The Company designates individuals who will be present at the Meeting to serve as the Inspectors of Elections for purposes of tallying shares voted.

        If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf for this proposal as they felt appropriate.

        Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

        All properly executed proxies received pursuant to this solicitation will be voted as directed by the stockholders in their proxy cards. If no direction is given in your proxy card, your shares of Common Stock will be voted FOR ALL NOMINEES named in Proposal 1, FOR the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares, FOR the proposal to amend the Company's Articles of Incorporation to create a class of blank check preferred stock and FOR the proposal to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year ended December 31, 2010, as described in Proposal 4. If other matters are properly presented at the Meeting, persons named as the proxies will have discretion to vote on those matters according to their best judgment.

STOCK OWNERSHIP

        The following table sets forth, as of April 26, 2010, certain information as to the common stock beneficially owned by each of the Company's directors, and by all executive officers and directors of the Company as a group. Other than those persons listed below, the Company is not aware of any person or group that beneficially owned more than 5% of the common stock as of April 26, 2010.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Shares of Common Stock Outstanding(3)
Edwin F. Hale, Sr.(4)	3,511,649	19.3%
Barry B. Bondroff(5)	64,842
John Brown, III(6)	12,188	*
Robert Caret(7)	10,890	*
George H. Mantakos(8)	141,823
John P. McDaniel(9)	195,912	1.1%
John J. Oliver, Jr.(10)	9,039	*
Patricia Schmoke, MD(11)	6,200	*
Hector Torres(12)	4,700	*
Michael R. Watson(13)	13,385	*
Anirban Basu(14)	8,150	*
Gregory A. Devou(15)	700	*
Mark A. Keidel(16)	88,877
All directors and executive officers as a group (13 persons)(17)	4,068,355	22.1%

*
Less than 1%.

(1)
All executive officers and directors of the Company have the Company's address: 1501 S. Clinton Street, Baltimore, Maryland 21224.

(2)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 26, 2010. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to the listed shares.

(3)
Based on 17,676,759 shares outstanding, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days after April 26, 2010 by the exercise of stock options and warrants.

(4)
Includes 11,664 shares in his Individual Retirement Account, options to purchase 235,000 shares and a warrant to purchase 325,203 shares at $1.15 per share. Mr. Hale has pledged 2,240,740 shares to secure indebtedness at other financial institutions.

(5)
Includes 39,242 shares in his Individual Retirement Account, and 10,450 shares held jointly with his wife, and options to purchase 15,150 shares.

(6)
Includes options to purchase 6,350 shares.

(7)
Includes options to purchase 1,950 shares.

(8)
Includes 34,900 shares held in his Individual Retirement Account, 11,650 held jointly with his wife, and options to purchase 72,500 shares.

(9)
Includes options to purchase 1,900 shares.

(10)
Includes options to purchase 7,150 shares.

(11)
Includes options to purchase 6,100 shares.

(12)
Includes options to purchase 4,100 shares.

(13)
Includes 1,435 shares held jointly with his wife and options to purchase 11,850 shares.

(14)
Includes options to purchase 500 shares.

(15)
Includes options to purchase 600 shares.

(16)
Includes options to purchase 45,000 shares.

(17)
Includes options and warrants to purchase 733,353 shares.

Proposal One:
ELECTION OF DIRECTORS

        The number of directors constituting the Board of Directors is currently set at 13. Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the directors may hold office. Directors are generally elected to three-year terms, and one class of directors expires each year. In all cases, directors are elected until their successors are duly elected and qualify. At this year's meeting, the Board proposes the election of Messrs. Mantakos, Watson, Torres and Devou for three-year terms and the election of Mr. Keidel for a two-year term. Each of the current directors whose terms expire in 2010 are standing for re-election. Joseph A. Cicero retired from the Board on May 22, 2009. Mark A. Keidel was appointed to fill the vacancy created by Mr. Cicero's retirement, and, in accordance with the requirements of Maryland law, must be re-elected at the June 1, 2010 annual meeting in order to continue to serve on the Board of Directors. The directors whose terms do not expire in 2010 will continue to serve as directors until the expiration of their respective terms in accordance with the Company's Articles of Incorporation and Bylaws. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

        The Board of Directors of the Company recommends that stockholders vote FOR election of all nominees.

        Information concerning the persons nominated for election and for those directors whose term of office will continue after the Meeting is set forth below.

NOMINEES FOR ELECTION

Term to expire in 2013, except for Mr. Keidel whose term will expire in 2012.

Name	Age	Director Since
George H. Mantakos	68	1994
Michael R. Watson	67	1998
Hector Torres	58	2003
Gregory A. Devou	58	2008
Mark A. Keidel	48	2009

        George H. Mantakos is Executive Vice President of the Company, and the President of the Bank. Mr. Mantakos previously served as President of the Company and Chief Executive Officer of the Bank. Prior thereto, Mr. Mantakos was a founder and organizer of MarylandsBank, FSB, the predecessor of the Bank.

        As a result of Mr. Mantakos' tenure with the Company and the Bank, he affords the Board the opportunity to utilize his deep knowledge of and insight into the institution, its market areas and operational risks.

        Michael R. Watson is the President of the International Pilots Association. He was the former President of the American Pilots Association. Mr. Watson has served as a member of the Federal Reserve Board.

        Mr. Watson has extensive management level experience both inside and outside of the financial services industry. Such management experience in regulated industries has exposed Mr. Watson to many of the issues facing public companies today, particularly regulated entities, making Mr. Watson a valued component of a well rounded board.

        Hector Torres is President of the Prosaber Consulting, an Emergency Management Consulting Company. He was the former Executive Director of the Governor's Commission on Hispanic Affairs. He was formerly the Battalion Chief and Public Information Officer of the Baltimore City Fire Department.

        Mr. Torres is an entrepreneur and is active in both the business and civic communities in the Baltimore area. Mr. Torres is one of the area's most visible minority leaders.

        Gregory A. Devou is the Executive Vice President and Chief Marketing Officer for CareFirst Blue Cross BlueShield, a healthcare payor since 1996. Prior to that, Mr. Devou served for a year as CareFirst Senior Vice President for Corporate Marketing.

        Mr. Devou brings significant business and management level experience from a setting outside of the financial services industry. In addition, through his local business experience, Mr. Devou has gained significant local marketing knowledge, adding additional value to the board.

        Mark A. Keidel became President and Chief Operating Officer of the Company and Chief Operating Officer of the Bank in May 2009. He joined the Bank as Executive Vice President and Chief Financial Officer in 2000. Prior to that, he served as the Chief Financial Officer of Carroll County Bank and Mason-Dixon Bancshares, Inc. Mason-Dixon Banshares, Inc was a $1.2 billion multibank Holding Company headquartered in Westminster, MD that was acquired by BB and T Corporation in

1999. Mr. Keidel successfully passed the Certified Public Accountant examination in 1992 and graduated from the Bank Administration Institute Financial School.

        As a result of Mr. Keidel's tenure with the Company and the Bank, he affords the Board the opportunity to utilize his deep knowledge of and insight into the institution, its market areas and operational risks. Mr. Keidel provides expertise with regard to tax, financial and accounting matters.

CONTINUING DIRECTORS

Term to Expire in 2011

Name	Age	Director Since
Edwin F. Hale, Sr.	63	1995
Barry B. Bondroff	61	1995
Patricia Schmoke, MD	56	1999
John Brown III	62	2002
Anirban Basu	41	2008

        Edwin F. Hale, Sr. is Chairman and Chief Executive Officer of the Company and of the Bank. He is also the Chief Executive Officer of Hale Properties, LLC, a real estate development company, and the Chairman of the Baltimore Blast Corp., an indoor soccer franchise. Mr. Hale is the former Chairman of the Board and Chief Executive Officer of Baltimore Bancorp, which is now Wachovia Corporation.

        Mr. Hale's extensive experience in the local banking and real estate industries and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank. Mr. Hale's knowledge of the Company's and the Bank's business and history, combined with his success and strategic vision, position him well to continue to serve as our Chairman and Chief Executive Officer.

        Barry B. Bondroff became a partner in the certified public accounting firm of Gorfine, Schiller & Gardyn, P.A. on July 1, 2008. He was the former managing partner for the certified public accounting firm of Smart & Associates in Baltimore, MD. Prior to that, he was the managing officer of Grabush, Newman & Co., P.A., a certified public accounting firm, since 1982. Mr. Bondroff is a member of the American Institute of Certified Public Accountants, and is a former member of the Board of Directors of Baltimore Bancorp. Mr. Bondroff is a member of the Board of Directors of Medifast, Inc. (NYSE: MED).

        Mr. Bondroff is a certified public accountant and has the financial background to qualify as an audit committee financial expert. Mr. Bondroff provides expertise with regard to tax, financial and accounting matters.

        Patricia Schmoke, MD has been a practicing ophthalmologist since 1982. She is also the president of Metropolitan Eye Care Associates, providing eye care with Baltimore Medical System.

        Dr. Schmoke's strong ties to the community, through her medical practice and involvement in civic and professional organizations, provides the Board with valuable insight regarding the local business and consumer environment.

        John Brown III is President of M.B.K. Enterprises, Inc. (R. J. Bentley's Restaurant) and managing partner of the College Park Professional Office Building, LLC. Mr. Brown is also the former Chairman of the Maryland Stadium Authority.

        As President of M.B.K. Enterprises, Inc. and managing partner of the College Park Professional Office Building, LLC, Mr. Brown provides the Board with essential business and finance experience, as well as, valuable leadership capability.

        Anirban Basu is the founder, Chairman and CEO of Sage Policy Group, Inc., an economic and policy consulting firm in Baltimore, Maryland since 2004. He has a Bachelor of Science Degree from Georgetown University, and Master's Degrees from Harvard University and The University of Maryland as well as a J.D. from the University of Maryland School of Law.

        As an entrepreneur and as Chairman and CEO of Sage Policy Group, Inc., Mr. Basu brings significant business and management level experience from a setting outside of the financial services industry. In addition, through his business and education experience, Mr. Basu has gained significant technological knowledge, adding additional value to the board.

Term to Expire in 2012

Name	Age	Director Since
John J. Oliver, Jr.	65	1997
John P. McDaniel	68	2006
Robert Caret	63	2006

        John J. Oliver, Jr. has been the CEO and Publisher of the Afro-American Newspapers since 1996.

        Mr. Oliver's experience as CEO and Publisher of the Afro-American Newspapers provides the Board valuable management level experience. In addition, Mr. Oliver's continued involvement in community organizations and local political matters is a vital component of a well rounded board.

        John P. McDaniel is the former Chief Executive Officer of MedStar Health, Inc. a multi-institutional, not-for-profit, health care organization serving Washington, DC, Maryland, Virginia and the Mid-Atlantic region. Mr. McDaniel served as Chairman of the Greater Washington Board of Trade, and is currently a member of the Executive committee for Greater Washington Board of Trade and Federal City Counsel. He is also a member of the Board of Directors for Thrivent Financial for Lutherans, Georgetown University, Washington Real Estate Investment Trust, the Greater Baltimore Committee and the Mary and Daniel Loughran Foundation. Mr. McDaniel is also a member of the Boards of Directors of Medifast, Inc. (NYSE: MED) and Washington Real Estate Investment Trust (NYSE: WRE).

        Mr. McDaniel's involvement in local organizations has allowed him to develop strong ties to the community, providing the board with valuable insight regarding the local business and consumer environment.

        Robert Caret has been the President of Towson University since July 2003. He was the President of San Jose State University from 1995-2003, and Provost and Executive Vice President of Towson State University from 1991-1995. He is currently a member of the Board of Directors for CollegeBound Foundation and the Governor's Workforce Investment Board. He is also on the Board of Governors and the American Flag Foundation Board of the Center Club of Baltimore.

        As the leader of a complex organization with hundreds of employees, Mr. Caret brings significant executive experience to board deliberations. Mr. Caret serves on the board of directors of several major area not-for-profit organizations and his extensive knowledge of community affairs helps to ensure that the Company is able to reach out to meet community needs where appropriate.

 DIRECTORS EMERITUS

        We currently have three Directors Emeritus: Melvin S. Kabik, Governor William Donald Schaefer and Governor Marvin Mandel.

BOARD MEETINGS AND COMMITTEES

GOVERNANCE OF THE COMPANY

        Our business, property and affairs are managed by or, are under the direction of, the Board of Directors, pursuant to the Maryland General Corporation Law and our Bylaws. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman, with the President and other Executive Officers, and with key members of management by reviewing materials provided to them and participating in meetings of the Board and its committees.

        The Board of Directors and management periodically review the corporate governance policies and practices of the Company, including by comparing our current policies and practices to policies and practices suggested by our outside counsel and other public companies. Based upon these periodic reviews, the Board of Directors adopts changes from time to time that the Board believes are the best corporate governance policies and practices for the Company and/or are required by applicable law, including the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and The NASDAQ Stock Market.

DIRECTOR INDEPENDENCE

        The Board of Directors has determined that all of its members are independent under the listing standards of The NASDAQ Stock Market, except for the management directors, Edwin F. Hale, Sr., Mark A. Keidel and George H. Mantakos, who are each executive officers of the Company. In determining the independence of its directors, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed under the heading "Transactions with Certain Related Persons, " including loans or lines of credit that 1st Mariner Bank has directly or indirectly made to Directors Bondroff, Brown, Caret, Devou, Keidel, Mantakos and Schmoke.

BOARD LEADERSHIP STRUCTURE AND BOARD'S ROLE IN RISK OVERSIGHT

        The Board endorses the view that one of its primary functions is to protect stockholders' interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and CEO, is necessary to achieve effective oversight. The Board of the Company is currently comprised of 13 directors, 10 of whom are independent directors under the listing standards of The NASDAQ Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

        To further strengthen the regular oversight of the full Board, the Audit, Nominating and Compensation Committees of the Board are entirely comprised of independent directors. The Compensation Committee reviews and evaluates the performance of all executive officers of the Company—including the CEO—and reports to the Board. The Audit Committee oversees the Company's financial practices, regulatory compliance, accounting procedures and financial reporting functions. In addition, the Audit Committee is specially entrusted by law to fully review and make recommendations to the full Board on related party transactions and possible conflicts of interest, if any. Furthermore, as a regulated entity, all related party transactions are closely scrutinized by federal and state government agencies that regularly examine the Company. In the opinion of the Board of Directors, an independent chairman does not add any value to this already effective process.

        The Board believes that the interests of the Company and its stockholders are best served at this time by the experienced leadership and decisive direction provided by a full-time Chairman and CEO, subject to oversight by the Company's independent directors. The Board—and the Company—are strengthened by the presence of Mr. Hale, who provides strategic, operational, and technical expertise, broad vision and a proven ability to lead the Company to the successes it has experienced. The Board believes that success is promoted by active and independent directors and loyal and hard-working executives who act consistently with a strong set of corporate governance ethics, rather than a particular Board structure. The Board believes that it needs to retain the ability to balance board structure with the flexibility to determine board leadership. The Board does not currently have a lead director.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of independent directors.

DIRECTORS ATTENDANCE AT ANNUAL MEETINGS

        Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, all directors are encouraged to attend the annual meeting of stockholders and the annual meeting of the Board of Directors. All of the Company's directors who were serving as such attended the 2009 Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders may communicate directly with any member of the Board of Directors of the Company by writing the First Mariner Bancorp Board of Directors, 1501 South Clinton Street, Baltimore, MD 21224. Communications received are distributed to the Chairman of the Board, Chairman of the Audit Committee or other member of the Board as appropriate, depending on the facts and circumstances of the communications.

COMMITTEES OF THE BOARD OF DIRECTORS

        During 2009, the Board of Directors met nine times, the Audit Committee met eight times, the Compensation Committee met two times, and the Nominating Committee met once. Each director attended at least 75% or more of all meetings of the Board of Directors and Committees of the Board on which he or she served during 2009.

        All members of each of the Audit, Compensation and Nominating Committees are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company's Web site (www.1stmarinerbancorp.com). The following table identifies our standing committees and their members as of April 26, 2010.

Name	Audit	Compensation	Nominating
Anirban Basu
Barry B. Bondroff	X	Chairman
John Brown III	X
Robert L. Caret	X	X	Chairman
Gregory A. Devou	X	X	X
Edwin F. Hale, Sr.
Mark A. Keidel
George H. Mantakos
John P. McDaniel			X
John J. Oliver, Jr.
Patricia L. Schmoke
Hector Torres
Michael R. Watson	Chairman

AUDIT COMMITTEE

        The Board of Directors has determined that Barry B. Bondroff, CPA qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission (the "SEC").

        The Audit Committee meets with management and independent public accountants to review financial results and the quarterly and annual reports, discuss the financial statements, the auditor's independence and accounting methods, and recommend and review with such accountants and management the internal accounting procedures and controls. The Audit Committee also discusses with the Company's senior management and independent public accountants the process used for certifications by the Company's CEO and CFO that are required by the Exchange Act and the rules promulgated thereunder. The Audit Committee is responsible for engaging the independent public accountants and also reviews, considers and makes recommendations regarding proposed related party transactions, if any. The Audit Committee Report is included in this proxy statement.

COMPENSATION COMMITTEE

        The Compensation Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock-based compensation is granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives' total compensation package. The CEO makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee determines director compensation by reviewing peer group comparison reports prepared by compensation consultants.

 NOMINATING COMMITTEE

        The Nominating Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. The duties and responsibilities of the Nominating Committee include, among other things:

  •
  Establish criteria and qualifications for Board membership, including standards for assessing independence.

  •
  Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

  •
  Recommend to the Board candidates for election or reelection at each annual meeting of stockholders.

In evaluating candidates for nominees for director, the Nominating Committee considers the needs of the Company with respect to the particular talents and experience of its directors. Nominees should have, among other things, the highest ethical standards and integrity; a willingness to act and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; loyalty and commitment to driving the success of the Company; sufficient time to devote to the affairs of the Company; and a history of achievements that reflect high standards for the nominee and others. Further, when identifying nominees to serve as director, the Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

        The Nominating Committee may identify director nominees through a combination of referrals, including by management, existing Board members, stockholders, direct solicitations and from outside search firms if warranted. Once a candidate has been identified, the Nominating Committee reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.

        The Nominating Committee's recommendations are presented to the Board of Directors at regularly scheduled meetings. The Nominating Committee will also consider recommendations by stockholders, which must be submitted in writing to the Secretary of the Company at its principal executive officer and include the recommended candidate's name, biographical data and qualifications. It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Nominating Committee or nominated by the Board of Directors. A stockholder who desires to nominate a candidate for election may do so only in accordance with the Company's Bylaws. Pursuant to the Company's Bylaws, any stockholder that wishes to submit director nominations must submit advance notice of the proposed nomination to the Secretary of the Company not less than 90 days or more than 120 days in advance the anniversary date of the release of the Company's proxy statement to stockholders in connection with the preceding year's annual meeting of stockholders, provided that if the date of the annual meeting has been changed by more than 30 days from the anniversary of the annual meeting date stated in the previous year's proxy statement, nominations must be received by the Company not later than the close of business on the 10th day following the first public announcement of the date of the meeting. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's Bylaws.

        The Nominating Committee received no security holder recommendations for nomination to the Board of Directors in connection with the 2010 Meeting.

 COMPLIANCE COMMITTEE

        The Compliance Committee of the Board of Directors of the Company is comprised of the same five members who serve on the Audit Committee as well as Mr. McDaniel, each of whom is independent under the listing standards of The NASDAQ Stock Market.

        The Compliance Committee oversees compliance with all relevant laws, rules, guidelines and regulations. It also ensures compliance with the agreements into which the Company and its subsidiaries periodically enter with their regulators.

DIRECTORS' COMPENSATION

        Directors who are not employees of the Company receive fees for their services, and are reimbursed for expenses incurred in connection with their service as directors. Beginning in 2010, directors fees are expected to be paid in Company stock in lieu of cash. Directors currently receive the equivalent of $1,000 for each Board meeting attended, $1,000 for each committee meeting other than the Audit Committee, $250 for each meeting of the Mortgage Oversight Committee, $250 for each meeting of the Investment Committee, and $250 for attending the meeting of the Bank's Loan Committee, consisting of one outside director (Barry B. Bondroff). The members of the Audit Committee currently receive the equivalent of $2,000 for each Audit Committee meeting attended. Directors receive no other compensation for attending meetings and receive no annual retainer. The following table provides information about the compensation paid to or earned by the Company's directors during 2009 who are not named executive officers (as defined below). Information regarding directors who are also named executive officers is presented in the Summary Compensation Table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Anirban Basu	16,000	—	16,000
Barry B. Bondroff	41,750	—	41,750
Edith B. Brown	6,000	—	6,000
John Brown, III	34,500	—	34,500
Robert L. Caret	32,000	—	32,000
Gregory A. Devou	33,000	—	33,000
John P. McDaniel	16,700	—	16,700
John J. Oliver, Jr.	18,000	—	18,000
Patricia L. Schmoke	10,000	—	10,000
Hector Torres	18,000	—	18,000
Michael R. Watson	28,000	—	28,000

(1)
The number of stock options outstanding for each director as of December 31, 2009, all of which are exercisable, are set forth in the table below:

Director	Stock Options
Anirban Basu	500
Barry B. Bondroff	15,150
John Brown, III	6,350
Robert L. Caret	1,950
Gregory A. Devou	600
John P. McDaniel	1,900
John J. Oliver, Jr.	7,150
Patricia L. Schmoke	6,100
Hector Torres	4,100
Michael R. Watson	11,850

 EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Paul B. Susie has been the Chief Financial Officer of the Bank since May 2009. Mr. Susie began his career as an accountant with Coopers and Lybrand (now PriceWaterHouseCoopers), a public accounting firm, and thereafter served in several senior financial positions, including as the Controller of Baltimore Marine Industries, which owned and operated a full-service shipyard, Vice President of Administration and Controller of Earthshell Corporation, a disposable packaging manufacturer, and Corporate Controller and later Chief Accounting Officer at Celsion Corporation, an oncology drug development company. A graduate of the University of Baltimore, Mr. Susie has over 19 years of experience in both public and corporate accounting and has passed the Certified Public Accountant examination. Age 43.

EXECUTIVE COMPENSATION

        The following table sets forth for the last two fiscal years the total remuneration for services in all capacities awarded to, earned by, or paid to the Company's CEO and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2009. These three officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Options ($)(2)	All Other Compensation ($)		Total ($)
Edwin F. Hale, Sr.	2009	522,000	—	—	22,847	(3)	544,847
Chairman of Board	2008	557,000	—	35,700	24,442		617,142
Chief Executive Officer
George H. Mantakos	2009	247,500	—	—	16,830	(4)	264,330
Executive Vice President and	2008	257,000	11,666	17,850	21,468		307,984
President of the Bank
Mark A. Keidel(6)	2009	214,250	—	—	9,202	(5)	223,452
President and Chief Operating	2008	210,000	—	14,280	12,935		237,215
Officer of the Company/ Executive Vice
President and Chief Operating Officer
of the Bank

(1)
Messrs. Hale, Mantakos and Keidel also serve on the Board of Directors of the Company and the Bank but receive no director's fees for such service.

(2)
Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Share Based Payment. Amounts for 2008 have been recalculated to comply with the new requirements. See Note 13 to the consolidated audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of stock options.

(3)
For Mr. Hale in 2009 auto allowance—$5,657, imputed value of life insurance benefits under an endorsement split dollar arrangement—$2,724, Company paid premiums for long-term care insurance—$6,147, and security provided to Mr. Hale—$8,319.

(4)
For Mr. Mantakos in 2009: auto allowance—$7,020, imputed value of life insurance benefits under an endorsement split dollar arrangement—$4,560, Company paid premiums for long-term care insurance—$5,250.

(5)
For Mr. Keidel in 2009: auto allowance—$6,000, imputed value of life insurance benefits under an endorsement split dollar arrangement—$594, Company paid premiums for long-term care insurance—$2,608.

(6)
Until May 22, 2009, Mr. Keidel served as Executive Vice President and Chief Financial Officer of the Company and as Senior Vice President and Chief Financial Officer of the Bank.

Employment Arrangements and Agreements

        Each of the currently serving named executive officers of the Company is employed on an at-will basis and is entitled to an annual salary, to participate in the Company's incentive and equity compensation programs, and to participate in retirement, fringe and other benefits generally available to other officers and employees.

        Mr. Mantakos has entered into an employment agreement with the Company and the Bank dated May 1, 1995, pursuant to which Mr. Mantakos is employed as the President of the Bank. Pursuant to the agreement, Mr. Mantakos currently receives a salary which may be adjusted from time to time. Mr. Mantakos' current annual salary is $247,500. Mr. Mantakos is entitled to participate in any management bonus plans established by the Bank and to receive all benefits offered to employees. Mr. Mantakos will, at the discretion of the Chairman, have the opportunity to receive a bonus in a maximum amount of $20,000 per year. This bonus is factored in by the Compensation Committee in its consideration of compensation for Mr. Mantakos. The Compensation Committee is empowered to grant a larger bonus to Mr. Mantakos. Mr. Mantakos receives the use of an automobile provided by the Bank. The term of the Employment Agreement is one year, expiring May 1, 2010 and, if Mr. Mantakos is not provided with a notice of nonrenewal within 90 days of the expiration of the term, will automatically renew for one additional year, provided, however, that the Board of Directors of the Bank may terminate the agreement at any time. In the event of involuntary termination for reasons other than gross negligence, fraud or dishonesty, including in connection with a change in control (or in the event of the material diminution of or interference with Mr. Mantakos' duties, or a change of control of the Bank), the Bank is obligated to pay Mr. Mantakos his salary through the remaining term plus additional severance equal to the then current annual salary, but not less than $110,000. In such event, Mr. Mantakos is permitted to exercise all options, and warrants held by him, and the Company is obligated to purchase all of the common stock owned by Mr. Mantakos at the time of the involuntary termination and all of the common stock owned by him after he exercises all of his options.

        The salaries scheduled to be paid in 2010 to the Company's named executive officers are as follows: Mr. Hale, $522,000; Mr. Mantakos, $247,500; and Mr. Keidel, $235,000. The salaries for Messrs. Hale and Mantakos represent no increase to the salaries paid in 2009 while the increase in Mr. Keidel's salary reflects his new positions with the Company and the Bank. On March 5, 2009, the Compensation Committee determined not to institute a bonus plan for 2009 or to award any stock or options to the named executive officers for 2009. Otherwise, in addition to salaries to be paid in 2009, the named executive officers may also receive the types and amounts of compensation disclosed in the footnotes to the Summary Compensation Table and elsewhere in this proxy statement.

        The following table shows outstanding stock options held by the named executive officers at December 31, 2009. All options were granted at the then existing market price for a term of 10 years. No stock awards were outstanding at December 31, 2009.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END(1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Edwin F. Hale, Sr.	10,000		5.625	03/08/10
	40,000		5.50	01/22/11
	50,000		10.45	01/16/12
	70,000		11.68	01/15/13
	60,000		17.77	01/24/15
	10,000	5,000	5.70	03/25/18
George H. Mantakos	5,000		5.625	03/08/10
	10,000		5.50	01/22/11
	15,000		10.45	01/16/12
	17,500		11.68	01/15/13
	22,500		17.77	01/24/15
	5,000	2,500	5.70	03/25/18
Mark A. Keidel	3,000		6.25	06/4/10
	5,000		5.50	01/22/11
	7,500		10.45	01/16/12
	12,500		11.68	01/15/13
	15,000		17.77	01/24/15
	4,000	2,000	5.70	03/25/18

(1)
All outstanding equity awards were issued under the Company's 1996, 1998, and 2002 stock option plans and 2004 long-term incentive plan. All awards vest upon a change in control of the Company or the Bank.

  No options were exercised by the named executive officers during 2009.

Potential Payments Upon Termination

        The Company has entered into Change in Control Agreements with Messrs. Hale, Mantakos and Keidel. The agreements provide for severance payments to these executives should a change in control result in an involuntary loss of employment, or a voluntary termination for "good reason." Under the agreements, an executive has grounds to terminate his employment for "good reason" following a material reduction in the authority, responsibilities, duties or scope of the executive's position from those that existed before the sale, a reduction in the executive's salary from the rate that existed before the sale, or a requirement that the executive relocate to an office that is more than 35 miles distant from the City of Baltimore. Under the agreements, Messrs. Hale and Mantakos, in addition to that under Mr. Mantakos' employment agreement, would be entitled to benefits equal to 2.99 times their base compensation and Mr. Keidel would be entitled to benefits equal to 1.99 times his base compensation. Base compensation means the sum of (i) the greater of (A) the executive's annual salary computed at the annual rate in effect immediately before payment change in control or (B) the amount paid to the executive during the 12-month period preceding the change in control plus (ii) the average bonus paid over the past three years under the Company's short-term incentive program. The Company and the Bank must apply for and receive the approval of the FRB and the FDIC, respectively, in order to make payments under these agreements.

Retirement Savings

        The Company maintains a defined contribution plan, which was established in 1997. The plan covers the Company's employees meeting a certain age and service eligibility requirements. The plan provides for cash deferrals qualifying under Section 401(k). Prior to 2009, the Company made matching contributions to the plan, consisting of a 50% matching for the first two percent contributed by the employee and 25% matching for the next four percent contributed by the employee. The matching contributions were suspended for 2009.

Other Benefits

Bank Owned Life Insurance

        The Company also offers pre- and post-retirement life insurance benefits to the Named Executive Officers in the form of a split dollar plan. In 2002, the Compensation Committee of the Bank recommended and approved a Group Term Carve Out Plan to provide pre- and post-retirement life insurance benefits to the senior officer group utilizing Bank Owned Life Insurance (BOLI), which is insurance on the lives of those officers. Each of the named executive officers is included within this group. Each BOLI policy is owned by the Bank, with a portion of the death benefit endorsed to the insured officer through a split dollar agreement. The pre-retirement current death benefits payable to the beneficiaries of Messrs. Hale, Mantakos and Keidel is an amount equal to 2.00 times their base annual salaries during their employment up to a maximum of $300,000, less $50,000, which is the amount of life insurance coverage provided under the Bank's group term life insurance plan. The post-retirement life insurance benefits for each of the named executive officers whose employment terminates for any reason other than for cause is an amount equal to 1.00 times the final base salary up to $100,000, subject to a pre-determined vesting schedule of attaining the normal retirement age of 62 or having completed five years of service with the Bank. The imputed benefits received by each of the named executive officers are set forth in the footnotes to the "All Other Compensation" column of the Summary Compensation Table.

Long Term Care Insurance

        The Company has obtained long-term care insurance for the CEO and other named executive officers. The benefit includes the payment by the Company of the annual premium for 10 years (provided the executive remains employed in good standing).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock made all required filings during the fiscal year ended December 31, 2009.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is comprised of three directors who meet the audit committee independent standards of the NASDAQ Rules. The Audit Committee is responsible for overseeing the Company's accounting functions and controls, as well as engaging an independent registered public accounting firm to audit the Company's financial statements. The Board of Directors has adopted a charter for the Audit Committee to set forth its responsibilities.

        The Audit Committee has (i) reviewed and discussed the Company's consolidated audited financial statements for fiscal year ended December 31, 2009 with Company management, (ii) discussed with a representative of Stegman & Company, the Company's independent registered public accounting firm, all matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board, and (iii) received the written disclosures and the letter from Stegman & Company required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and (iv) discussed with a representative of Stegman & Company the independence of Stegman & Company.

        Discussions between the Audit Committee and the representative of Stegman & Company included the following:

  •
  Stegman & Company's responsibilities in accordance with generally accepted auditing standards;

  •
  The initial selection of, and whether there were any changes in, significant accounting policies or their application;

  •
  Management's judgments and accounting estimates;

  •
  Whether there were any significant audit adjustments;

  •
  Whether there were any disagreements with management;

  •
  Whether there was any consultation with other accountants;

  •
  Whether there were any major issues discussed with management prior to Stegman & Company's selection;

  •
  Whether Stegman & Company encountered any difficulties in performing the audit;

  •
  Stegman & Company's judgments about the quality of the Company's accounting principles;

  •
  Stegman & Company's responsibilities for information prepared by management that is included in documents containing audited financial statements.

        In addition, the Audit Committee must:

  •
  Pre-approve audit and permissible non-audit services provided by Stegman & Company either on an engagement by engagement basis, or pursuant to established policies and procedures

  •
  Disclose in appropriate filings the fees paid to Stegman & Company categorized as Audit Fees, Audit Related Fees, Tax Fees and All Other Fees for the past two (2) years.

  •
  Ensure that the Audit Committee has as a member qualified as an Audit Committee Financial Expert.

        Based on its review of the financial statements and its discussions with management and the representative of Stegman & Company, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in the Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF FIRST MARINER BANCORP BOARD OF DIRECTORS

Michael R. Watson, Chair
Barry B. Bondroff
John Brown III
Robert Caret
Gregory A. Devou

INCORPORATION BY REFERENCE

        The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates such information by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions since January 1, 2009

        During the ordinary course of business, we make loans to our directors and their affiliates and several of our policy making officers on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers, which loans are subjected to the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of repayment or present other unfavorable features. With the exception of one loan made to a business owned by the son of First Mariner Bank's Chairman and Chief Executive Officer, Mr. Hale, and one loan made personally to Mr. Hale's son, none of the loans made to our directors, executive officers or the related parties are on nonaccrual status, past due, have been restructured or are potential problem loans. With respect to the business loan, the largest amount of principal outstanding during 2009 was $284,596; the last principal balance in 2009 was $284,596 with no principal paid in 2009. The loan was charged off in June, 2009 and sent for collection. The business to which the loan was made filed for Chapter 7 bankruptcy. With respect to the personal loan, the largest amount of principal outstanding during 2009 was $150,000; the last principal balance in 2009 was $149,874; with no principal paid in 2009. The loan was charged off in June, 2009 and sent for collection. Mr. Hale's son filed for personal bankruptcy. During the years ended December 31, 2009, 2008, and 2007, transactions in related party loans were as follows:

(dollars in thousands)	2009	2008	2007
Beginning balance	$2,711	$25	$23
Additions	384	2,324	8
Repayments	(548)	(4)	(6)
Change in officers/directors	(19)	366	—

	$2,528	$2,711	$25

        Unused loan commitments to directors and policy making officers totaled $1.905 million as of December 31, 2009 and $1.592 million as of December 31, 2008.

        We currently lease 84,000 square feet of a building that was previously owned by Edwin F. Hale, Sr., CEO of the Company, for our executive offices and various operational departments. We paid $2.368 million, $2.654 million, and $2.364 million in rent on this location in 2009, 2008, and 2007, respectively. Mr. Hale sold the building in October 2009.

        In 2008 and 2007, we also leased 18,400 square feet of storage space and disaster recovery facilities at two other locations owned by Mr. Hale. In 2008 and 2007, we paid $24,000 and $75,000, respectively, in rent for these facilities. During 2008, Mr. Hale sold the storage facility to an unaffiliated third party.

        The Bank sponsors the activities of the Baltimore Blast, a professional soccer team owned by Mr. Hale. The Bank paid approximately $175,000 in 2009, $176,000 in 2008, and $175,000 in 2007 for a sponsorship package which includes printed material and Bank banners displayed at Baltimore Blast games, prize giveaways, free tickets, and employee recognition nights. In addition to the Bank sponsorship, Mariner Finance, our former finance company subsidiary, paid approximately $20,000 in both 2008 and 2007 in sponsorship of Baltimore Blast activities.

        We have obtained the naming rights to the major indoor sports/entertainment facility in Baltimore from Mr. Hale who obtained them from the City of Baltimore. We pay Mr. Hale $75,000 per year for the naming rights, which is the same as Mr. Hale pays the City of Baltimore. We have a letter of credit with the City of Baltimore in the amount of $375,000 securing performance under the contract.

        Additionally, First Mariner Bank advertises on a billboard owned by Mr. Hale. The Bank paid $35,000 in 2009 and 2008 for this advertising.

        All related party transactions are subject to review by management and the Audit Committee and approved by the full Board of Directors. We believe that the terms for all related party transactions are at least as favorable as those that could be obtained from a third party.

Review, Approval and Ratification of Related Party Transactions

        All related party transactions are subject to review by management and the Audit Committee and approved by the full Board of Directors. We believe that the terms for all related party transactions set forth above are at least as favorable as those that could be obtained from a third party.

        NASDAQ rules require the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company's Audit Committee or another "independent body" of the Board of Directors. The term "related party transaction" is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the average consolidated assets of the Company as of the end of its last two fiscal years, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

        In addition, federal and state banking laws impose review and approval requirements with respect to loans made by the Bank to its directors and executive officers and their related interests. The paragraphs that follow contain only a summary of these laws and are qualified in their entirety by the statutory text and the text of any related regulations.

        Under the Federal Reserve Board's Regulation O, the Bank is prohibited from making any loan to any of its directors or executive officers or the directors or executive officers of the Company in amounts that exceed (i) the excess of the greater of $25,000 or 5% of the Bank's capital and unimpaired surplus or (ii) $500,000 (taking into account all loans to the insider and his or her related interests), unless the loan is approved by the Bank's Board of Directors (with the interested party abstaining). Loans to the directors and executive officers of the Company's other subsidiaries are not subject to these approval requirements as long as the Bank's Bylaws or its Board of Directors exempts such person from participating in policymaking functions of the lending institution and such person does not in fact participate, the subsidiary does not control the lending institution, and the assets of the subsidiary do not constitute more than 10% of the consolidated assets of the Company (determined annually).

        Section 5-512 of the Financial Institutions Article of the Maryland Code requires the Board of Directors of the Bank to review and approve all non-commercial loans to directors of the Bank and their partnerships and corporations, all loans to executive officers of the Bank and their partnerships and corporations, and all non-consumer loans to employees of the Bank and their partnerships and corporations.

        The Company and the Bank have adopted written policies and procedures to ensure compliance with the foregoing restrictions. The Company has a written Code of Conduct and Ethics, approved by the Board of Directors, which addresses, among other things, related party transactions. The Code applies to all directors, officers and employees. The Code requires all covered persons and entities not to pursue any personal interests that might conflict with, or appear to conflict with, the interests of the Company. The Company's Audit Committee is responsible for determining if any executive officer or director has violated the Code, and is also responsible for granting waivers under the Code. Additionally, the Company has adopted an Executive Code of Conduct and Ethics that addresses (i) "blackout period" prohibitions on trading in the Company's securities; (ii) prohibitions against insider trading; (iii) corporate opportunities; and (iv) the policy regarding loans to insiders.

        To identify related persons and entities, the Company requires directors and executive officers to complete a Directors' and Officers' Questionnaire annually. This information is utilized to identify real or potential transactions in which conflicts of interest covered by the Code of Conduct and Ethics may arise.

Proposals Two and Three:
Approval of Increase of Authorized Shares of Common Stock and
Approval of a Class of Blank Check Preferred Stock

General

        The Company currently is authorized to issue 75,000,000 shares of common stock and no shares of preferred stock. The Company's Board of Directors recommends that stockholders approve amendments to Article Sixth of the Company's Articles of Incorporation that would (i) increase the authorized shares of common stock from 75,000,000 shares to 100,000,000 shares and (ii) authorize a class of blank check preferred stock, consisting of 5,000,000 shares of preferred stock, $.05 per value per share. The proposed amendment regarding the preferred stock authorizes and empowers the Board of Directors to determine the relative rights and preferences of the preferred stock and to provide for the issuance of the preferred stock in one or more series with such relative rights and preferences as the Board of Directors shall determine. If the amendments are approved by the Company's stockholders, Article Sixth of the Articles of Incorporation as amended will read in its entirety as follows:

    SIXTH. The total number of shares of capital stock which the Corporation has authority to issue is one hundred million (100,000,000) shares of Common Stock with par value of Five Cents ($.05) per share and five million (5,000,000) shares of Preferred Stock with par value of Five Cents ($.05) per share.

        Authority of Board to Fix Terms of Preferred Stock. A description of each class of shares and a statement of the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors to establish series of Preferred Stock or to determine that Preferred

Stock will be issued as a class without series and to fix and determine the voting rights, designations, preferences, and other special rights of the Preferred Stock as a class or of the series thereof are as follows:

        Preferred Stock may be issued from time to time as a class without series or in one or more series. Each series shall be designated in supplementary sections or amendments to these Articles of Incorporation by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors may, by resolution and amendment to these Articles of Incorporation from time to time, divide shares of Preferred Stock into series, or determine that the Preferred Stock shall be issued as a class without series, fix and determine the number of shares in a series and the terms and conditions of the issuance of the class or the series, and, subject to the provisions of this Article Sixth, fix and determine the rights, preferences, qualifications, privileges, limitations, and other special rights, if any, of the class (if none of such shares of the class have been issued) or of any series so established, including but not limited to, voting rights (which may be limited, multiple, fractional, or non-voting rights), the rate of dividend, if any, and whether or to what extent, if any, such dividends shall be cumulative (including the date from which dividends shall be cumulative, if any), the price at and the terms and conditions on which shares may be redeemed, if any, the preference and the amounts payable on shares in the event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares in the event shares of the class or of any series are issued with sinking fund provisions, and the terms and conditions on which the shares of the class or of any series may be converted in the event the shares of the class or of any series are issued with the privilege of conversion.

        The Board of Directors may, in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of Preferred Stock for consideration of such character and value as the Board of Directors shall from time to time fix or determine.

        The Articles of Incorporation currently do not authorize the Company to issue shares of preferred stock. The Board of Directors has proposed and recommends to the stockholders that Article Sixth of the Articles of Incorporation be amended to authorize the issuance by the Company of up to 5,000,000 shares of a new class of undesignated or "blank check" preferred stock, which may be issued in one or more series. The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the preferred stock. Adoption of the proposed amendment requires the affirmative vote of a majority of the votes eligible to be cast at the meeting.

        The term "blank check" preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Background

        In February 2010, the Company's stockholders approved an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock to 75,000,000 shares of common stock. At the time of that approval, there were 6,452,621 shares of common stock outstanding, with an additional 668,593 shares reserved for issuance pursuant to equity compensations plans of the Company. As of April 26, 2010, the Company had 17,676,759 shares of common stock outstanding, 884,357 shares subject to outstanding stock options and warrants and shares subject to issuance pursuant the terms of our benefit plans pursuant to the exercise of stock options, the issuance of shares to directors as compensation for board related fees in lieu of cash compensation, and shares that may be issued as stock awards.

        As previously disclosed, on September 18, 2009, 1st Mariner Bank entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Financial Regulation for the State of Maryland (the "Commissioner") whereby the Bank consented to the issuance of an Order to Cease and Desist (the "September Order") promulgated by the FDIC and the Commissioner without admitting or denying the alleged charges of unsafe or unsound banking practices. Pursuant to the September Order, the Bank adopted a plan to achieve and maintain a tier 1 leverage capital ratio of at least 7.5% of the Bank's total average assets and a total risk-based capital ratio of at least 11% of its total risk-weighted assets by June 30, 2010. The Bank also adopted and submitted a plan to achieve and maintain its tier 1 leverage and total risk-based capital ratios at 6.5% and 10%, respectively, beginning on March 31, 2010, including a plan to raise $20.0 million in new capital by March 31, 2010. At March 31, 2010, the Bank reported tier 1 leverage and total risk-based capital ratios of 5.8% and 9.2%, respectively. Additionally, on November 24, 2009, First Mariner entered into a Written Agreement with the Board of Governors of the Federal Reserve System (the "FRB"), the "New FRB Agreement" pursuant to which First Mariner and the Bank adopted a written plan to maintain sufficient capital, on a consolidated basis, such that First Mariner satisfies the FRB's requirements to be considered "adequately capitalized." To be considered adequately capitalized, First Mariner's consolidated tier 1 capital to total assets, tier 1 capital to risk-weighted assets and total capital to risk-weighted assets ratios are required to be 4.0%, 4.0% and 8.0%, respectively. At March 31, 2010 those capital ratios were 2.8%, 3.8% and 7.7%, respectively.

        On April 12, 2010, First Mariner Bancorp completed a rights offering to its stockholders and a related public offering of unsubscribed shares from the rights offering (collectively, the "Stock Offering"), pursuant to which it raised $10.9 million of capital through the sale of 9,484,998 shares of its common stock at a per share price of $1.15. Additionally, on March 30, 2010, the Company completed the acquisition of outstanding trust preferred debt securities with an aggregate liquidation amount of $20.0 million in exchange for common stock valued at $2.0 million and a warrant to acquire common stock (the "Exchange"). The transaction was concluded with the Company's Chairman of the Board and Chief Executive Officer, Edwin F. Hale, Sr., after having been approved by stockholders at the Company's March 19, 2010 special meeting. In the exchange, the Company issued a total of 1,626,016 shares of common stock, which was determined by dividing $2.0 million by $1.23, the average daily closing price of the common stock over the 20 trading days prior to the closing of the transaction. The Company also issued a warrant to purchase 325,203 shares of common stock. In accordance with the terms of the Exchange, because the Company also issued shares of common stock in the Stock Offering before June 30, 2010 at a price less than $1.23, on April 12, 2010, Mr. Hale received an additional 113,114 shares of common stock. The Exchange increased Company's consolidated capital by approximately $13.0 million.

        On a pro forma basis, based on assets as of March 31, 2010, including the impact of the Exchange and the results of the Stock Offering, the Bank's tier 1 leverage and total risk-based capital ratios were 6.5% and 10.3%, respectively. These capital ratios do not satisfy the higher capital threshold requirements of the September Order, and the Company did not raise $20.0 million in the Stock Offering as contemplated by the capital plans the Company and the Bank submitted to the FDIC, the Commissioner and the FRB. However, as a result of the Exchange, the Company's consolidated tier 1 capital to total assets, tier 1 capital to risk-weighted assets and total capital to risk-weighted assets ratios were 3.9%, 5.5% and 10.3%, respectively, on a pro forma basis as of March 31, 2010. The failure to comply with the September Order's higher capital threshold requirements could result in the initiation of further enforcement action by the FDIC, the Commissioner or the FRB, including the imposition of civil monetary penalties, as well as the imposition of further operating restrictions. Our regulators also could direct us to seek a merger partner or possibly place the Bank in receivership.

Purpose of Proposed Increase in Authorized Common Shares

        While the Company currently does not have any definitive plans to issue or reserve additional common stock (other than pursuant to various compensation and benefit plans), the Company is evaluating options available to it to raise capital, including the possibility of a capital raise through the sale of shares of common stock. Accordingly, the Board of Directors considers the proposed increase in the number of authorized shares desirable as it would give the Board the necessary flexibility to issue common stock in connection with possible future capital raising transactions, stock dividends and splits, acquisitions, financing, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions.

        Approving an increase in the number of authorized shares at this time will enable the Company to take advantage of market conditions and favorable opportunities at the time one of the transactions described above occurs, without the expense and delay incidental to obtaining stockholder approval of an amendment to the Articles of Incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board is proposing an amendment of the Articles of Incorporation to increase the number of shares of common stock from 75,000,000 to 100,000,000, which would increase the authorized and unissued shares of common stock available for issuance from 57,323,241 to 82,323,241 shares. Authorized and unissued common stock may be issued from time to time for any purpose without further action of the stockholders, except as may be required by the Articles of Incorporation, applicable law, or the listing requirements for the NASDAQ Stock Market, on which the common stock is listed.

        Each share of common stock authorized for issuance has the same rights as, and is identical in all respects with, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding.

Purpose of Proposed Authorization of Preferred Stock

        While, the Company has no definitive plans to issue preferred stock, the Company is evaluating options available to it to raise capital, including the possibility of a capital raise through the sale of shares of preferred stock. The Board of Directors believes that the proposed authorization of the issuance of the preferred stock, like the proposed increase in the Company's authorized common stock, is desirable because it would provide the Company with increased flexibility of action to raise additional capital or engage in a range of investment and strategic opportunities through equity financings without the delay and expense ordinarily attendant on obtaining further stockholder approvals. The Board of Directors believes that the authorization of the preferred stock improves the Company's ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions.

Effect of Amendments on Current Stockholders

        If the proposed amendments are approved by the stockholders, the additional common stock and preferred stock so authorized could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders other than as may be required by applicable law or stock exchange listing standards for a particular transaction. Existing stockholders do not have preemptive rights with respect to future issuances of common stock or preferred stock by the Company and their interest in the Company could be diluted by such issuances with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

        If the proposed amendment with respect to the preferred stock is approved, the Board of Directors will have the power to issue the authorized preferred stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of preferred stock could affect the relative rights of the Company's common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the preferred stock as determined by the Board of Directors at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their preferred stock into common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of common stock. Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company's Board of Directors. In addition, the approval of the holders of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Possible Anti-Takeover Effects of Proposed Amendments

        The issuance of common stock or preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of common stock in a public or private sale, merger or in a similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company. Further, the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of the Company, since the authorization of "blank check" preferred stock could be used by the Board of Directors for adoption of a stockholder rights plan or "poison pill." The proposed amendments have not been made in response to, and are not being presented to deter, any effort to obtain control of the Company and are not being proposed as anti-takeover measures.

        The Board of Directors recommends that you vote "FOR" the amendments to the Articles of Incorporation to (1) increase the number of authorized shares of common stock from 75,000,000 to 100,000,000 and (2) authorize a class of blank check preferred stock, consisting of 5,000,000 shares of preferred stock, $.05 par value per share.

 Proposal Four:
Ratification of Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Directors has appointed Stegman & Company to be the Company's independent registered public accounting firm for the 2010 fiscal year, subject to ratification by stockholders. A representative of Stegman & Company is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

        If the ratification of the appointment of the independent registered public accounting firm is not accepted by a majority of the votes cast at the annual meeting, other independent registered public accounting firms will be considered by the Audit Committee of the Board of Directors. The Board of Directors recommends a vote "FOR" the ratification of the appointment of the independent registered public accounting firm.

Approval of Services by the Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. No fees were paid to the independent registered public accounting firm pursuant to the de minimis exception to the foregoing pre-approval policy.

        During the year ended December 31, 2009, 100% of the Audit Related Fees, Tax Fees and All Other Fees set forth above were approved by the Audit Committee.

Audit and Non-Audit Fees

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stegman & Company in 2009 and 2008:

Services Performed	2009	2008
Audit Fees(1)	$190,500	$182,000
Audit-Related Fees(2)	22,250	20,225
Tax Fees(3)	25,000	24,155
All Other Fees	—	—
Total Fees	$237,750	$226,380

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements, including the audit of internal controls over financial reporting, and review of the financial statements included in the Company's 10-Q and 10-K filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for services performed by Stegman & Company that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes auditing the Company's 401(k) plan and review of various registration statements.

(3)
Tax fees are fees for professional services performed by Stegman & Company with respect to tax compliance, tax preparation, tax advice and tax planning in 2009 and 2008.

AUDIT COMMITTEE CONSIDERATION

        After due consideration, the Audit Committee has concluded that the provision by Stegman & Company of the non-audit services described above is not incompatible with the maintenance by Stegman & Company of its independence.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement and voted on by the stockholders at the 2011 Annual Meeting of Stockholders must submit that proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than December 31, 2010 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to the Company's Bylaws, if a stockholder intends to present a proposal for business to be considered at the 2011 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company's proxy statement for such meeting, then the Company must receive the proposal no earlier than December 31, 2010 (120 days before the date of mailing based on this year's proxy statement date) but no later than January 30, 2011 (90 days before the date of mailing based on this year's proxy statement date) for it to be considered timely received. If the notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

        As discussed elsewhere in this proxy statement, if a stockholder intends to nominate a person for election to the Company's Board of Directors at the 2011 Annual Meeting of Stockholders, then the Company must receive the nomination no earlier than December 31, 2010 (120 days before the date of mailing based on this year's proxy statement date) but not later than January 30, 2011 (90 days before the date of mailing based on this year's proxy statement date) for the nomination to be considered timely received. Any nomination that is not timely received will be disregarded.

ANNUAL REPORT

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, WHICH CONTAINS AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2009 IS ENCLOSED HEREWITH. THIS FORM 10-K MAY ALSO BE OBTAINED WITHOUT CHARGE BY VISITING THE COMPANY'S WEBSITE (WWW.1STMARINERBANK.COM) UPON A WRITTEN REQUEST DIRECTED TO EUGENE A. FRIEDMAN, SECRETARY, FIRST MARINER BANCORP, 1501 SOUTH CLINTON STREET, BALTIMORE, MARYLAND 21224.

 OTHER MATTERS

        The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any other business should properly come before the Meeting, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Eugene A. Friedman SECRETARY

FIRST MARINER BANCORP

ANNUAL MEETING OF STOCKHOLDERS

June 1, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of First Mariner Bancorp (the “Company”) hereby appoints Dennis Finnegan and Eugene A. Friedman and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 1, 2010 and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. The undersigned acknowledges receipt of the Company’s 2009 Annual Report and the Notice of the Annual Meeting of the Company.

(Continued and to be signed on the reverse side.)

COMMENTS:

14475

1

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST MARINER BANCORP

To Be Held On

June 1, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: This form of Proxy, the related Proxy Statement, and First Mariner Bancorp’s Annual Report to stockholders (including its Annual Report on Form 10-K) are available at www.1stmarinerbancorp.com. From the “Investor Relations” drop down menu on this webpage, click on the “Documents” tab.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20530303000000001000 4	060110

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

x

1. Election of Directors:

NOMINEES:

☐	FOR ALL NOMINEES	George H. Mantakos	(Term Expiring 2013)
		Michael R. Watson	(Term Expiring 2013)
☐	WITHHOLD AUTHORITY	Hector Torres	(Term Expiring 2013)
	FOR ALL NOMINEES	Gregory A. Devou	(Term Expiring 2013)
		Mark A. Keidel	(Term Expiring 2012)

☐	FOR ALL EXCEPT
(See instructions below)

The Board of Directors recommends a vote FOR the nominees for director in proposal 1.

INSTRUCTIONS: The withholding of a vote will be counted as a vote against a nominee. To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. The approval of an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 75,000,000 to 100,000,000.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. The approval of an amendment to the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 5,000,000 shares of preferred stock, $.05 per share.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. The ratification of the appointment of Stegman & Company as the independent registered public accounting firm for the Company for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors recommends a vote FOR proposal 2, FOR proposal 3 and FOR proposal 4.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

I plan to attend the meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

2

Note:                  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

3

QuickLinks

SOLICITATION AND REVOCATION OF PROXIES
OUTSTANDING SHARES AND VOTING RIGHTS
STOCK OWNERSHIP
Proposal One: ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
CONTINUING DIRECTORS
DIRECTORS EMERITUS
BOARD MEETINGS AND COMMITTEES
GOVERNANCE OF THE COMPANY
DIRECTOR INDEPENDENCE
BOARD LEADERSHIP STRUCTURE AND BOARD'S ROLE IN RISK OVERSIGHT
DIRECTORS ATTENDANCE AT ANNUAL MEETINGS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE
COMPENSATION COMMITTEE
NOMINATING COMMITTEE
COMPLIANCE COMMITTEE
DIRECTORS' COMPENSATION
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END(1)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
INCORPORATION BY REFERENCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Proposals Two and Three: Approval of Increase of Authorized Shares of Common Stock and Approval of a Class of Blank Check Preferred Stock
Proposal Four: Ratification of Independent Registered Public Accounting Firm
AUDIT COMMITTEE CONSIDERATION
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS